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                                                                    Exhibit 23.1

[LOGO]   Gilbert Laustsen Jung
         Associates Ltd.   Petroleum Consultants
         4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2
         (403) 266-9500    Fax (403) 262-1855



                                LETTER OF CONSENT






TO:      IVANHOE ENERGY INC.


Dear Sir:


We hereby consent to the inclusion in the Form 10-K of Ivanhoe Energy Inc. for 2004, of our report dated February 15, 2005 on oil and gas reserves of Ivanhoe Energy Inc. and its subsidiaries.


                                                 Yours very truly,

                                                 GILBERT LAUSTSEN JUNG
                                                 ASSOCIATES LTD.

                                                 "ORIGINALLY SIGNED BY"

                                                 Wayne W. Chow, P. Eng.
                                                 Vice-President


Dated: February 22, 2005
Calgary, Alberta
CANADA